Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-123913, No. 333-139333, No. 333-158392, and No.333-237813) on Form S-3 and (No. 333-125899, No. 333-172703, No. 333-206066, No. 333-233039, and No. 333-260918) on Form S-8 of our reports dated February 24, 2022, with respect to the consolidated financial statements of BJ’s Restaurants, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Los Angeles, California

February 24, 2022